SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                December 27, 2004
                              --------------------
                Date of Report (Date of earliest event reported)


                         Livestar Entertainment Group Inc.
                         ---------------------------------
             (Exact name of registrant as specified in its charter)



                                   Nevada
                                   ------
                 (State or other jurisdiction of incorporation)


     000-27233                                             98-0204736
     ---------                                             ----------
(Commission  File  Number)                                (IRS  Employer
                                                        Identification  No.)


   62 West 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada  V5Y 1M7
   ---------------------------------------------------------------------------
                    (address of principal executive offices)


                                    (604) 682-6541
                                    --------------
              (Registrant's telephone number, including area code)

Item 8.01 Other Events.

On November 1, 2004, the registrant filed its Definitive Information Statement on Form 14C announcing the action taken by a majority of the shareholders approving in part an increase in the authorized common shares of the registrant from 10,000,000,000 common shares to 20,000,000,000 common shares. The board of directors of the registrant has now determined that the increase in the number of authorized common shares is not in the best interest of the registrant. Accordingly, the increase will not be put into effect by the officers of the registrant despite the prior approval by the majority shareholders.

On November 3, 2004, the registrant filed a registration statement on Form S-8 registering options for the purchase of 4,500,000,000 common shares of the registrant and 4,500,000,000 common shares underlying those options. The filing of the Form S-8 also registered an additional 500,000,000 common shares of the registrant. These options and shares were to be issued pursuant to the EMPLOYEE STOCK INCENTIVE PLAN FOR THE YEAR 2004 NO. 6 and the NON-EMPLOYEE DIRECTORS AND CONSULTANTS RETAINER STOCK PLAN FOR THE YEAR 2004 NO.3. The board of directors of the registrant has now determined to not issued any of the options or shares registered pursuant to the Form S-8 filed on November 3, 2004, unless a post effective amendment is filed greatly reducing the number of options or shares available to be issued.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    LIVESTAR ENTERTAINMENT GROUP INC.



                                    By:  /s/ Ray Hawkins
                                         ----------------------------
                                         Ray  Hawkins
Date: December 27, 2004                  Chief Executive Officer